Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 26, 2021, with respect to the consolidated financial statements and financial statement schedule III of Cottonwood Communities, Inc. incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

August 12, 2021